UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2020

ALTERYX, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive, Suite 400, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 5, 2020, in connection with the succession plan described in Item 5.02 of this Current Report on Form 8-K, Alteryx, Inc. (the “Company”) issued a press release included as Exhibit 99.1 hereto (the “Press Release”) that, among other things, updated the guidance previously provided by the Company on August 6, 2020 with respect to total revenue for the third quarter ended September 30, 2020. As of the date of this Current Report on Form 8-K, the Company preliminarily expects that total revenue for the third quarter ended September 30, 2020 will be in the range of $126.0 million to $128.0 million, representing 22% to 24% year-over-year growth, an update to the previously-provided guidance of $111.0 million to $115.0 million.

This updated guidance is based on information available to the Company as of the date of this Current Report on Form 8-K and is subject to the completion of the Company’s quarterly financial closing procedures and review by the Company’s independent registered public accounting firm.

The information included or incorporated by reference in this Item 2.02, including such information contained in the Press Release, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 2, 2020, as part of a succession plan, Dean A. Stoecker, the Company’s founder, Chief Executive Officer (“CEO”) and Chairman of the Company’s Board of Directors (the “Board”) resigned from his role as CEO, effective October 5, 2020. In connection with the succession plan, Mr. Stoecker will remain as the Chairman of the Board and was appointed by the Board as the Company’s Executive Chairman.

(c)

On October 2, 2020, as part of a succession plan, the Board appointed Mark Anderson, age 58, to become the Company’s CEO, effective October 5, 2020. Mr. Anderson will remain as a member of the Board and resigned as a member of the Board’s Compensation Committee (“Compensation Committee”). In connection with Mr. Anderson’s resignation from the Compensation Committee, the Board appointed Timothy I. Maudlin to the Compensation Committee.

Mark Anderson has served as a member of the Board since October 2018. Mr. Anderson has served as a Senior Advisor of TPG Global since June 2019, and has also been a Venture Partner at Lightspeed Venture Partners since June 2020. He served as an Advisor of Palo Alto Networks, Inc., a cybersecurity company, from November 2018 to March 2019, and the Chief Growth Officer of Anaplan, Inc., a cloud-based planning software company, from August 2019 to February 2020. Mr. Anderson served as President of Palo Alto Networks, Inc. from August 2016 to November 2018. Previously, Mr. Anderson served at Palo Alto Networks, Inc. as Executive Vice President, Worldwide Field Operations from May 2016 to August 2016, and as Senior Vice President, Worldwide Field Operations from June 2012 to May 2016. From October 2004 to May 2012, Mr. Anderson served in several roles, including as Executive Vice President of Worldwide Sales, for F5 Networks, Inc., an IT infrastructure company. Mr. Anderson has served on the board of directors of Cloudflare, Inc. since August 2019. Mr. Anderson holds a B.A. in Business and Economics from York University in Toronto.

There is no arrangement or understanding between Mr. Anderson and any other persons pursuant to which Mr. Anderson was selected as an officer. Mr. Anderson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

Stoecker Executive Chairman Agreement

In connection with his appointment as Executive Chairman, pursuant to the terms of an Executive Chairman Agreement, dated October 2, 2020, between Mr. Stoecker and the Company (the “Executive Chairman Agreement”), through December 31, 2020, Mr. Stoecker will maintain his current base salary of $500,000 and will continue to be eligible to participate in the Company’s Discretionary Bonus Plan with a target annual bonus of 100% of his base salary, provided that Mr. Stoecker remains as Executive Chairman at the time of payment. Mr. Stoecker’s outstanding equity awards of restricted stock units and stock options will continue to vest subject to Mr. Stoecker’s continued service to the Company. While he is Executive Chairman, Mr. Stoecker will continue to be eligible to participate in the Company’s benefit programs except that Mr. Stoecker’s severance and change in control agreement shall only remain in effect through December 31, 2020. If, after December 31, 2020, the Company terminates Mr. Stoecker’s employment as Executive Chairman without cause not in connection with a change in control, Mr. Stoecker shall only be entitled to earned but unpaid accrued compensation and reimbursement of unpaid expenses. If, after December 31, 2020, the Company (or a successor of the Company) terminates Mr. Stoecker’s employment as Executive Chairman without cause and in connection with a change in control, Mr. Stoecker shall be entitled to any earned but unpaid accrued compensation and reimbursement of unpaid expenses and all of his outstanding and unvested stock options and restricted stock units shall immediately vest. Moreover, in the event of a change in control that occurs following December 31, 2020 and at such time Mr. Stoecker is serving as a member of the Board and is no longer employed as Executive Chairman, then he will be entitled to immediate acceleration of all his outstanding and unvested stock options and restricted stock units.

The foregoing description of the Executive Chairman Agreement is qualified in its entirety by reference to the text of the Executive Chairman Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Anderson Employment Agreement

In connection with his appointment as CEO, pursuant to the terms of an Employment Agreement, dated October 2, 2020, between Mr. Anderson and the Company (the “Employment Agreement”), Mr. Anderson will receive an initial annual base salary of $600,000, a one-time $300,000 lump sum relocation bonus, and will be eligible to participate in the Company’s Discretionary Bonus Plan with an initial target annual bonus of 100% of his base salary, prorated for 2020 for the number of days he is employed as CEO in 2020. Mr. Anderson will be eligible to participate in the Company’s benefit programs. Pursuant to the Employment Agreement, Mr. Anderson will also be granted equity awards consisting of restricted stock units settleable for shares of the Company’s Class A common stock equal to $250,000 divided by the average daily closing price of the Company’s Class A common stock on the New York Stock Exchange for the twenty trading days ending on the trading day immediately prior to the Grant Date (as defined below), rounded up to the nearest whole share (the “RSU Award”) and an option to purchase 300,000 shares of the Company’s Class A common stock (the “Option Award”). The RSU Award and the Option Award will be granted on October 7, 2020 (the “Grant Date”). The RSU Award will fully vest on the one-year anniversary of the Grant Date and the Option Award will vest quarterly over three years, with 1/12th of the total shares vesting each quarter following the Grant Date, in each case, subject to Mr. Anderson’s service as the CEO on such vesting dates. For so long as Mr. Anderson is serving as CEO, he shall not receive any cash or equity compensation as a non-employee member of the Board and any restricted stock units previously awarded to Mr. Anderson in his capacity as a member of the Board will continue to vest according to their terms and will remain entitled to acceleration upon a change in control.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Mr. Anderson has entered into the Company’s standard form of indemnity agreement filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-216237) filed with the Securities and Exchange Commission on February 24, 2017 and the Company’s standard form of severance and change in control agreement applicable to the Company’s Chief Executive Officer filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 7, 2020.

A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: October 5, 2020	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Chief Legal Officer and Corporate Secretary